Exhibit 99.01

ACM Research Reports Fourth Quarter and Fiscal Year 2020 Results

FREMONT, California, February 25, 2021 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ:ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today reported financial results for its fourth quarter and fiscal year ended December 31, 2020.

ACM’s President and Chief Executive Officer Dr. David Wang commented, “2020 was another productive year for ACM, as we expanded our customer base, launched additional products, increased production capacity, and added key hires to our global salesforce.  We grew revenue by 46% and shipments by 58%, as we continue on our mission to become a major global player in the semiconductor equipment industry.  We continued to make good progress on our long-term facility plans in the Lingang Region of Shanghai, including making the deposit for our employee housing development in the fourth quarter.”

Dr. Wang continued, “Our operating plans for 2021 anticipate solid growth from our SAPS, Ultra C Tahoe, and TEBO product offerings, and meaningful contributions from our semi-critical cleaning and electrochemical plating (ECP) products.  We plan to further broaden our product offering with innovative new products, expand production capacity, and continue efforts to win additional major customers.  Although the timing of the STAR Market IPO of our subsidiary ACM Research (Shanghai), Inc. has extended longer than we had previously expected, we remain confident that the IPO will be completed successfully.”

	Three Months Ended December 31,
	GAAP		Non-GAAP(1)
	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Revenue	$45,562	$24,608	$45,562	$24,608
Gross margin	43.2%	50.6%	43.3%	50.7%
Income from operations	$5,432	$3,849	$6,737	$4,502
Net income attributable to ACM Research, Inc.	$8,529	$3,944	$6,230	$4,597
Basic EPS	$0.46	$0.22	$0.34	$0.25
Diluted EPS	$0.39	$0.19	$0.29	$0.23

	Years Ended December 31,
	GAAP		Non-GAAP(1)
	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Revenue	$156,624	$107,524	$156,624	$107,524
Gross margin	44.4%	47.1%	44.5%	47.3%
Income from operations	$21,492	$17,791	$27,120	$21,363
Net income attributable to ACM Research, Inc.	$18,780	$18,894	$23,798	$22,466
Basic EPS	$1.03	$1.12	$1.31	$1.34
Diluted EPS	$0.89	$0.99	$1.12	$1.17

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted EPS, also exclude non-cash change in fair value of financial liabilities, and unrealized gain on trading securities.

Outlook

For fiscal year 2021, the Company expects revenue to be in the range of $205 million to $230 million, unchanged from its January 5, 2021 announcement. This expectation assumes, among other factors, improvement with respect to the global COVID-19 pandemic and stability in US-China trade policy. The range of ACM’s 2021 outlook reflects, among other things, variances in spending scenarios for the production ramps of key customers, the trajectory of the DRAM recovery, and the timing of acceptances for first tools under evaluation in the field.

Operating Highlights and Recent Developments

•
Shipments. Total shipments in 2020 were $182 million, versus $115 million in 2019. Total shipments in the fourth quarter of 2020 were $67 million, versus $25 million in the fourth quarter of 2019 and $59 million in the third quarter of 2020.  Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Update on ACM Shanghai IPO Activities. ACM Shanghai's application for an initial public offering of its shares on the STAR Market was approved by the Listing Committee of the Shanghai Stock Exchange Commission (the “SSEC”) on September 30, 2020.  Subsequently a short-seller report issued on October 8, 2020, followed by a class-action lawsuit on December 21, 2020 that cited the short-seller report, resulted in additional inquiries by the SSEC.  Completion of the IPO is now dependent upon, among other factors, a successful review by the SSEC and registration by the China Securities Regulatory Commission.

•
Continued Ramp of Newer Products.  ACM delivered its first Ultra ECP 3d tool to a key customer in China to begin formal qualification for its 3D through-silicon via (TSV) and other applications in the fourth quarter of 2020.  Leveraging ACM's Ultra ECP ap and map platforms, the Ultra ECP 3d platform delivers high-performance copper (Cu) electroplating for high aspect ratio (HAR) Cu applications, with no voids or seams.  This advanced technology solution can deliver better yields, greater plating efficiency, and higher throughput during the fabrication process.

•
Furnace and Semi-Critical Cleaning Tools Delivered to Analog and Power IC Customer.  In the fourth quarter of 2020, ACM delivered multiple semi-critical first tools to our newest customer, a leading China-based analog and power IC manufacturer.  These first tools include an Ultra Fn Furnace tool customized for alloy anneal processing.

•
Production Ramp at Second Factory.  ACM opened the second floor of its Chuansha, Shanghai factory for production in the third quarter of 2020, which increased production capacity from $250 million to more than $350 million, as measured by shipment value.

•
Pre-payment for Lingang Employee Housing.  ACM Shanghai paid an additional $33 million in the fourth quarter toward its planned employee housing project in the Lingang Region of Shanghai.  Partial funding for the project was provided by a $19.6 million 10-year loan.  Construction and transfer of ownership to ACM Shanghai is expected to be completed prior to October 31, 2021.  ACM considers employee housing, which is a common practice in Shanghai, to be an important incentive to attract and retain key employees.

Full Year 2020 Financial Summary

•
Revenue for 2020 was $156.6 million, up 46% from 2019, due to an increase in revenue from wet cleaning and other front-end processing equipment and an increase in revenue from advanced packaging, other back-end processing tools, services and spares.

•
Gross margin for 2020 was 44.4%, versus 47.1% in 2019. Gross margin was within the range of 40.0% to 45.0% reflected in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses for 2020 were $48.1 million, compared to $32.9 million in 2019. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $42.7 million, compared to $29.5 million in 2019.  The increase in operating expenses for 2020 was due to higher research and development spending on new products, increase sales activities in North America, and Star Market IPO-related costs.

•
Operating income for 2020 was $21.5 million, compared to $17.8 million in 2019. Operating income as a percent of revenue was 13.7% in 2020 versus 16.5% in 2019.  Non-GAAP operating income, which excludes the effect of stock-based compensation, was $27.1 million, compared to $21.4 million in 2019.

•
Change in fair value of financial liability for 2020 was a loss of $12.0 million. This non-cash, non-operating expense reflects a change in book value of a liability indexed to the market price of ACM’s Class A common stock, and is excluded from non-GAAP results. The obligation, which resulted from agreements required for ACM Shanghai’s STAR Market IPO preparation, was terminated in July 2020 upon ACM’s issuance of a Class A common stock warrant.

•
Unrealized gain on trading securities for 2020 was $12.6 million. The gain reflects the change in market value of ACM Shanghai’s indirect investment in STAR Market IPO shares of Semiconductor Manufacturing International Corporation (“SMIC”), which began trading in mid-July 2020. The value was marked-to-market at year-end and is excluded from non-GAAP results.

•
Net income attributable to ACM Research, Inc. for 2020 was $18.8 million, compared to $18.9 million in 2019.  Non-GAAP net income attributable to ACM Research, Inc. in 2020, excluding the effect of stock-based compensation, non-cash change in fair value of financial liabilities, and unrealized gain on trading securities, was $23.8 million as compared to $22.5 million in 2019.  Tax- items (compared to a normalized tax rate), and the effects of foreign-exchange fluctuations on operating results provided net benefits of $0.9 million and $4.7 million in 2020 and 2019, respectively.

•
Net income per diluted share attributable to ACM Research, Inc. for 2020 was $0.89, compared to $0.99 in 2019.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation, non-cash change in fair value of financial liabilities, and unrealized gain on trading securities, was $1.12 in 2020, compared to $1.17 in 2019.  Tax items and effects of foreign-exchange fluctuations on operating results provided net benefits per share of $0.04 and $0.25 in 2020 and 2019, respectively.

•	Cash and cash equivalents at December 31, 2020 were $71.8 million, versus $92.2 million at September 30, 2020 and $58.3 million at December 31, 2019.

Fourth Quarter 2020 Financial Summary

•	Revenue in the fourth quarter of 2020 was $45.6 million, up 85% year over year, due to an increased volume of tools shipped for revenue.

•
Gross margin in the fourth quarter of 2020 was 43.2%, versus 50.6% in the same period of 2019. Gross margin was within the range of 40.0% to 45.0% set forth in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses in the fourth quarter of 2020 were $14.2 million, up from $8.6 million in the fourth quarter of 2019. Non-GAAP operating expenses, which exclude the effects of stock-based compensation, were $13.0 million, compared to $8.0 million in the fourth quarter of 2019.

•
Operating income in the fourth quarter of 2020 was $5.4 million, up from $3.8 million in the fourth quarter of 2019.  Operating income as a percent of revenue was 11.9% in the fourth quarter of 2020 versus 15.6% in the same period of 2019.  Non-GAAP operating income, which excludes the effect of stock-based compensation, was $6.7 million, compared to $4.5 million in the fourth quarter of 2019.

•
Unrealized gain on trading securities was $3.6 million in the fourth quarter of 2020. The gain reflects the change in market value of ACM Shanghai’s indirect investment in STAR Market IPO shares of SMIC, which began trading in mid-July 2020. The value was marked-to-market at quarter-end and is excluded from non-GAAP results.

•
Net income attributable to ACM Research, Inc. in the fourth quarter of 2020 was $8.5 million, compared to $3.9 million in the fourth quarter of 2019.  Non-GAAP net income attributable to ACM Research, Inc. in the fourth quarter of 2020, excluding the effect of stock-based compensation, and unrealized gain on trading securities, was $6.2 million as compared to $4.6 in the fourth quarter of 2019.  Tax-related items (compared to a normalized tax rate), and the effects of foreign-exchange fluctuations on operating results provided net benefits of $0.9 million and $1.1 million in the fourth quarters of 2020 and 2019, respectively.

•
Net income per diluted share attributable to ACM Research, Inc. in the fourth quarter of 2020 was $0.39, compared to $0.19 in the fourth quarter of 2019. Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on trading securities, was $0.29 in the fourth quarter of 2020, compared to $0.23 in the fourth quarter of 2019. Tax items and effects of foreign-exchange fluctuations on operating results provided net benefits per share of $0.04 and $0.05 in the fourth quarters of 2020 and 2019, respectively.

Conference Call Details

A conference call to discuss results will be held on Friday, February 26, 2021, at 8:00 a.m. Eastern Time (9:00 p.m. China Time).

Please register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration.

Participant Online Registration: http://apac.directeventreg.com/registration/event/8722858

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted EPS exclude non-cash change in fair value of financial assets and liabilities, which ACM also believes is not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in the third paragraph of this press release, under the heading “Outlook” above, and in the sixth bullet under “Operating Highlights and Recent Developments” above are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to: the demand for ACM’s tools, including specifically in fiscal year 202; the expansion in 2021 of ACM’s product offering, production capacity and base of major customers;  ACM’s plans for completion of the STAR Market initial public offering of shares of ACM Shanghai; and ACM’s plans and timing for its employee housing development in the Lingang Region of Shanghai. Such statements, which are expectations only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. The completion and timing of ACM Shanghai’s obtaining of remaining regulatory approval for the STAR Market IPO and listing of its shares and for the construction and receipt of ownership of the Lingang employee housing are subject to numerous risks, such as the receipt of all necessary Chinese governmental approvals, that are outside ACM’s control. ACM cannot guarantee any future results, levels of activity, performance or achievements.  ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. SAPS, TEBO, ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31, 2020	December 31, 2019
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$71,766	$58,261
Restricted cash	-	59,598
Trading securities	28,239	-
Accounts receivable, less allowance for doubtful accounts of $0 as of December 31, 2020 and December 31, 2019	56,441	31,091
Other receivables	9,679	2,603
Inventories	88,639	44,796
Prepaid expenses	5,892	2,047
Total current assets	260,656	198,396
Property, plant and equipment, net	8,192	3,619
Land use right, net	9,646	-
Operating lease right-of-use assets, net	4,297	3,887
Intangible assets, net	554	344
Deferred tax assets	11,076	5,331
Long-term investments	6,340	5,934
Other long-term assets	40,496	192
Total assets	341,257	217,703
Liabilities, Redeemable Non-controlling Interests and Stockholders’ Equity
Current liabilities:
Short-term borrowings	26,147	13,753
Current portion of long-term borrowings	1,591	-
Accounts payable	35,603	13,262
Advances from customers	17,888	9,129
Deferred revenue	1,343	-
Income taxes payable	31	3,129
FIN-48 payable	83	-
Other payables and accrued expenses	18,805	12,874
Current portion of operating lease liability	1,417	1,355
Total current liabilities	102,908	53,502
Long-term borrowings	17,979	-
Long-term operating lease liability	2,880	2,532
Deferred tax liability	1,286	-
Other long-term liabilities	8,034	4,186
Total liabilities	133,087	60,220
Commitments and contingencies
Redeemable non-controlling interests	-	60,162
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 50,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 16,896,693 shares issued and outstanding as of December 31, 2020 and 16,182,151 shares issued and outstanding as of December 31, 2019	2	2
Common stock–Class B, par value $0.0001: 2,409,738 shares authorized as of December 31, 2020 and December 31, 2019; 1,802,606 shares issued and outstanding as of December 31, 2020 and 1,862,608 shares issued and outstanding as of December 31, 2019	-	-
Additional paid in capital	102,004	83,487
Accumulated surplus	34,287	15,507
Accumulated other comprehensive income (loss)	4,857	(1,675)
Total ACM Research, Inc. stockholders’ equity	141,150	97,321
Non-controlling interests	67,020	-
Total stockholders’ equity	208,170	97,321
Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$341,257	$217,703

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$45,562	$24,608	$156,624	$107,524
Cost of revenue	25,888	12,165	87,025	56,870
Gross profit	19,674	12,443	69,599	50,654
Operating expenses:
Sales and marketing	5,249	3,223	16,773	11,902
Research and development	5,878	3,302	19,119	12,900
General and administrative	3,115	2,069	12,215	8,061
Total operating expenses, net	14,242	8,594	48,107	32,863
Income from operations	5,432	3,849	21,492	17,791
Interest income	63	205	897	333
Interest expense	(371)	(207)	(982)	(745)
Change in fair value of financial liability	-	-	(11,964)	-
Unrealized gain on trading securities	3,604	-	12,574	-
Other income (expense), net	(2,444)	(739)	(3,377)	1,393
Equity income (loss) in net income (loss) of affiliates	116	(92)	655	168
Income before income taxes	6,400	3,016	19,295	18,940
Income tax benefit	2,798	1,185	2,382	518
Net income	9,198	4,201	21,677	19,458
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	669	257	2,897	564
Net income attributable to ACM Research, Inc.	$8,529	$3,944	$18,780	$18,894
Comprehensive income:
Net income	9,198	4,201	21,677	19,458
Foreign currency translation adjustment	6,394	2,003	10,493	(899)
Comprehensive Income	15,592	6,204	32,170	18,559
Less: Comprehensive income attributable to non-controlling interests and redeemable non-controlling interests	3,244	176	6,858	483
Comprehensive income attributable to ACM Research, Inc.	$12,348	$6,028	$25,312	$18,076

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.46	$0.22	$1.03	$1.12
Diluted	$0.39	$0.19	$0.89	$0.99

Weighted average common shares outstanding used in computing per share amounts:
Basic	18,557,085	18,043,007	18,233,361	16,800,623
Diluted	21,794,203	20,373,336	21,183,469	19,135,497

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income (loss) attributable to ACM Research, Inc., and basic and diluted earnings per share exclude non-cash change in fair value of financial liabilities and unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended December 31,
	2020				2019
	Actual	SBC	Other non-operating adjustments	Adjusted	Actual	SBC	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)		(Non-GAAP)
	(In thousands)

Revenue	$45,562	$-	$-	$45,562	$24,608	$-	$24,608
Cost of revenue	(25,888)	(43)	-	(25,845)	(12,165)	(37)	(12,128)
Gross profit	19,674	(43)	-	19,717	12,443	(37)	12,480
Operating expenses:
Sales and marketing	(5,249)	(704)	-	(4,545)	(3,223)	(76)	(3,147)
Research and development	(5,878)	(195)	-	(5,683)	(3,302)	(154)	(3,148)
General and administrative	(3,115)	(363)	-	(2,752)	(2,069)	(386)	(1,683)
Income from operations	$5,432	$(1,305)	$-	$6,737	$3,849	$(653)	$4,502
Change in fair value of financial liability	-	-	-	-	-	-	-
Unrealized gain on trading securities	3,604	-	3,604	-	-	-	-
Net income attributable to ACM Research, Inc.	$8,529	$(1,305)	$3,604	$6,230	$3,944	$(653)	$4,597
Basic EPS	$0.46			$0.34	$0.22		$0.25
Diluted EPS	$0.39			$0.29	$0.19		$0.23

	Year Ended December 31,
	2020				2019
	Actual	SBC	Other non-operating adjustments	Adjusted	Actual	SBC	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)		(Non-GAAP)
	(In thousands)

Revenue	$156,624	$-	$-	$156,624	$107,524	$-	$107,524
Cost of revenue	(87,025)	(175)	-	(86,850)	(56,870)	(250)	(56,620)
Gross profit	69,599	(175)	-	69,774	50,654	(250)	50,904
Operating expenses:
Sales and marketing	(16,773)	(1,199)	-	(15,574)	(11,902)	(328)	(11,574)
Research and development	(19,119)	(763)	-	(18,356)	(12,900)	(1,093)	(11,807)
General and administrative	(12,215)	(3,491)	-	(8,724)	(8,061)	(1,901)	(6,160)
Income from operations	$21,492	$(5,628)	$-	$27,120	$17,791	$(3,572)	$21,363
Change in fair value of financial liability	(11,964)	-	(11,964)	-	-	-	-
Unrealized gain on trading securities	12,574	-	12,574	-	-	-	-
Net income attributable to ACM Research, Inc.	$18,780	$(5,628)	$610	$23,798	$18,894	$(3,572)	$22,466
Basic EPS	$1.03			$1.31	$1.12		$1.34
Diluted EPS	$0.89			$1.12	$0.99		$1.17